AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 31, 1997

                                                       REGISTRATION NO. 333-1534

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------
                           CASINO RESOURCE CORPORATION
                 (Name of Small Business Issuer in its charter)

          MINNESOTA                     7922                       41-0950482
(State or other jurisdiction of (Primary Standard Industrial (I.R.S Employer incorporation or organization) Classification Code Number) Identification No.)

                707 BIENVILLE BOULEVARD, OCEAN SPRINGS, MS 39564
                                 (228) 872-5558
          (Address and Telephone Number of Principal Executive Offices)

                   MAURICE P. GAUDET, CHIEF FINANCIAL OFFICER
                           CASINO RESOURCE CORPORATION
                707 BIENVILLE BOULEVARD, OCEAN SPRINGS, MS 39564
                                 (228) 872-5558
           (Name, Address, and Telephone Number of Agent for Service)
                          ----------------------------
                                   Copies to:
                             GIRARD P. MILLER, ESQ.
                         DOHERTY, RUMBLE & BUTLER, P.A.
                            3500 FIFTH STREET TOWERS
                               150 SOUTH FIFTH ST.
                        MINNEAPOLIS, MINNESOTA 55402-4235
                TELEPHONE: (612) 340-5555 TELEFAX: (612) 340-5584
                          ----------------------------

     Approximate date of commencement of proposed sale to public: N/A
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /.

                          ----------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

     Casino Resource Corporation, a Minnesota corporation (the "COMPANY"), hereby amends this registration statement to deregister an aggregate of 245,786 shares of Common Stock, $.01 par value, held by the shareholders listed below. The Company had previously filed, on February 23, 1996, with the Securities and Exchange Commission (the "COMMISSION"), a Registration Statement on Form S-3 (Registration No. 333-1534)(the "REGISTRATION STATEMENT"), covering the resale of 2,161,230 shares of Common Stock by certain Selling Shareholders. By Post-Effective Amendment No. 1 to the Registration Statement filed with the Commission on December 22, 1997, the Company deregistered an aggregate of 1,550,944 shares of Common Stock. The Company is seeking to deregister an additional 245,786 shares because such shares have not been sold and the Company no longer has an obligation to register such shares.

               SHAREHOLDER                   NUMBER OF SHARES
               ----------                    ----------------

          1.  Robert P. Abdo                      4,000

          2.  Robert Allen                        6,000

          3.  Bad Dog Investments                 4,000

          4.  Fred H. Bame                        4,000

          5.  Amy Baratz                          4,000

          6.  Robert J. Boisclair                 4,000

          7.  Gary Bonstrom                       4,000

          8.  Steve Bruggeman                     4,000

          9.  Kristy Cummings                     1,000

          10. Jon A. Cyganiak                    10,000

          11. Jack Dale & Associates              1,686

          12. David J. Eckel                      5,000

          13. Jerome Enggren                      4,000

          14. Dennis Evans                        5,000

          15. Susan Evans                         1,000

          16. David Fondrie                      15,000

          17. Lilian Berman Goldfarb             10,000

          18. Ronald Herold                      10,000

          19. Thomas L. Holtz                     4,000

          20. Sam Hong                            5,000

               SHAREHOLDER                   NUMBER OF SHARES
               -----------                   ----------------

          21.  Clark F. LaChapelle                6,000

          22.  Larry J. Laughlin                  5,000

          23.  Paul Leidner                       4,000

          24.  Leonard R. Lindquist               4,000

          25.  James May                          4,000

          26.  Merlin N. Olson                    3,100

          27.  Noreen Pollman                     6,000

          28.  Profit Using Tested Systems        2,000
               c/o Bruce E. Goldstein

          29.  Kathryn B. Reynolds                3,000

          30.  J. B. Rogness                      4,000

          31.  Janet M. Sandberg                  5,000

          32.  James R. Talbot                   10,000

          33.  John M. Tonne                      4,000

          34.  J. Sterling Wittwer               80,000
                                                -------


                       TOTAL                    245,786
                                                -------
                                                -------


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

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ocean Springs, State of Mississippi on December 31, 1997.

                                   CASINO RESOURCE CORPORATION

                                   By  /s/ JOHN J. PILGER
                                     --------------------------------------
                                       John J. Pilger, Chief Executive Officer
Date: December 31, 1997


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




SIGNATURE                          TITLE                                        DATE
---------                          -----                                        ----

  /s/ JOHN J. PILGER               Chief Executive Officer, President and       December 31, 1997
--------------------------         Chairman of the Board of Directors
          John J. Pilger


  /s/ MAURICE GAUDET               Chief Financial Officer and Chief            December 31, 1997
--------------------------         Accounting Officer
          Maurice Gaudet


  /s/ NOREEN POLLMAN               Vice President of Operations and Director    December 31, 1997
--------------------------
          Noreen Pollman


  /s/ ROBERT J. ALLEN              Vice President of Entertainment and          December 31, 1997
--------------------------         Director
          Robert J. Allen


  /s/ WILLIAM S. LUND              Director                                     December 31, 1997
--------------------------
          William S. Lund


  /s/ JOHN W. STEINER              Director                                     December 31, 1997
--------------------------
          John W. Steiner


  /s/ DENNIS EVANS                 Director                                     December 31, 1997
--------------------------
          Dennis Evans


  /s/ DR. TIMOTHY MURPHY           Director                                     December 31, 1997
--------------------------
          Dr. Timothy Murphy



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